UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 11, 2011

CRACKER BARREL OLD COUNTRY STORE, INC.

(Exact name of registrant as specified in its charter)

Tennessee	0-25225	62-1749513
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

305 Hartmann Drive, P.O. Box 787

Lebanon, Tennessee 37088-0787

(Address of principal executive offices) (Zip Code)

(614) 444-5533

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

Item 3.03 below is incorporated herein by reference.

Item 3.03.	Material Modification to Rights of Security Holders.

On December 11, 2011, Cracker Barrel Old Country Store, Inc. (the “Company”) entered into Amendment No. 1 (the “Amendment”) to the Rights Agreement, dated as of September 22, 2011, between the Company and American Stock Transfer & Trust Company, LLC (the “Rights Agreement”). The effect of the Amendment is to allow certain institutional investors who are eligible to report their beneficial ownership of the Company’s common stock on Schedule 13G to acquire up to 20% of the Company’s common stock then outstanding without becoming “Acquiring Persons” under the Rights Agreement.

The Amendment is attached hereto as Exhibit 4.1 and is incorporated herein by reference. The foregoing description is qualified in its entirety by reference to such exhibit.

Item 9.01.	Financial Statements, Pro Forma Financial Information and Exhibits.

(d) Exhibits. The following exhibits are filed as part of this report:

4.1	Amendment No. 1 to Rights Agreement, dated as of December 11, 2011, between the Company and American Stock Transfer & Trust Company, LLC

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 12, 2011

CRACKER BARREL OLD COUNTRY STORE, INC.

By:	/s/ Lawrence E. Hyatt
Name:	Lawrence E. Hyatt
Title:	Senior Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

4.1	Amendment No. 1 to Rights Agreement, dated as of December 11, 2011, between the Company and American Stock Transfer & Trust Company, LLC